Exhibit 32

CERTIFICATION UNDER SECTION 1350

Pursuant to Section 1350 of Title 18 of the United States Code, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Graco Inc.

Date:	October 21, 2026	/s/ Mark W. Sheahan
Mark W. Sheahan
President and Chief Executive Officer

Date:	October 21, 2026	/s/ Sanjiv Gupta
Sanjiv Gupta
Chief Financial Officer and Treasurer